UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2006
ElkCorp
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)

1-5341	75-1217920

(Commission File Number)	(I.R.S. Employer Identification No.)
14911 Quorum Drive, Suite 600, Dallas, Texas 75254-1491
(Address of principal executive offices)
(972) 851-0500
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     As has been its custom and practice at the beginning of each new fiscal year, effective July 1, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of ElkCorp (the “Company”) approved and the Board ratified certain executive officer compensation amounts and performance-based compensation plan performance goals and awards for the year ending June 30, 2007 (“fiscal 2007”). All executive officers are employees-at-will, and the Company is not contractually committed to pay these amounts until they are earned in accordance with any award agreement or other terms established by Committee and the Board.
Fiscal 2007 Salary Adjustments
     Adjustments to base salaries of executive officers for fiscal 2007 will not be finalized until completion of executive performance evaluations for fiscal 2006, which are expected to be completed by August 2006.
Performance-based Cash Profit-sharing Bonus
     The Committee and Board approved a profit-sharing plan for fiscal 2007 under which grants of dollar-denominated Performance Unit Awards were made under the 2004 Amended and Restated ElkCorp Equity Incentive Compensation Plan (the “2004 Plan”). Under the plan, profit-sharing payments are based upon return on beginning equity (“ROE”) bands equal to specific percentiles of the ROE of other NYSE companies over the previous three years. If the target ROE (“ROE(Target)”) is met for the fiscal year, the annual cash profit-sharing amount is equal to the executive’s annual salary multiplied by his or her profit-sharing percentage. If the maximum ROE (“ROE(Max)”) is met or exceeded, the annual cash profit-sharing amount is equal to the executive’s annual salary multiplied by twice his or her profit-sharing percentage. No cash profit-sharing will be paid if a minimum threshold ROE (“ROE(Min)”) is not met. Payments are prorated for performance between ROE(Min) and ROE(Max), according to the percentage beyond ROE(Min) of ROE(Target) achieved, or percentage beyond ROE(Target) of ROE(Max) achieved, as applicable.
     For fiscal 2007, the Committee and Board approved three performance bands: an ROE(Min) equal to the 32nd percentile of NYSE companies, an ROE(Target) equal to the 62nd percentile of NYSE companies, and an ROE(Max) equal to the 80th percentile of NYSE companies. In addition, for fiscal 2007, the Committee and Board approved profit-sharing percentages for executive officers, including without limitation the executive officers named in the Company’s proxy statement filed with the Commission on September 12, 2005 (“named executive officers”).
Equity Compensation
     Additionally, the Committee and Board approved fiscal 2007 performance goals for the grant of performance stock, and approved grants of performance stock, restricted stock and stock options, under the 2004 Plan. Executive officers of the Company receive 75 percent of their total long-term incentive compensation (net of regular restricted stock grants valued at target) in the form of performance stock award agreements, and 25 percent of such compensation in the form of stock option awards.

     Restricted Stock
     The Committee and Board approved participation percentages for executive officers, expressed as a percentage of profit-sharing payments, for fiscal 2007 regular grants of restricted stock under the 2004 Plan. At the end of each fiscal quarter in which profit-sharing occurs, officers will be entitled to restricted stock awards with a value equal to the specified percentage of the cash profit-sharing payment he or she receives for the same quarter. The value of restricted stock awards will be divided by the market price of the stock (with no discount for restrictions) as of the date of award to derive the number of shares of restricted stock awarded for the quarter. Fiscal 2007 restricted stock awards will vest ratably over five years with continued service to the Company or its subsidiaries.
     Performance Stock
     Performance stock award agreements to be issued in fiscal 2007 contain a three-year performance cycle ending June 30, 2009. Payouts of common stock of the Company (“Common Stock”) pursuant to those awards will range from zero to 150 percent of the target number of shares, depending on the performance of the Company.
     Fiscal 2007 awards will be performance stock in the form of shares of Common Stock earned 70 percent based on the Company’s return on beginning equity (ROE) relative to the NYSE and 30 percent based on the Company’s total shareholder return (TSR), or stock price appreciation plus dividends, relative to the NYSE. Historical NYSE ROE performance for the three-year period preceding the beginning of the performance cycle was used to establish standards of ROE performance for the cycle beginning in fiscal 2007. TSR of the Company is measured relative to the NYSE over the performance cycle. For ROE and TSR awards both, the threshold for payout will be the 50th percentile of NYSE companies for the measurement period, the target payout will be earned at performance equal to the 62nd percentile and the maximum payout will be earned if the Company achieves the 84th percentile or greater. Performance and payouts based on ROE will be independent of performance and payouts based on TSR.
     Stock Options
     The Committee and Board approved grants on July 1, 2006 of stock options to ElkCorp officers. Stock option grant amounts are generally determined pursuant to a formula which uses the Black-Scholes option pricing model as part of a calculation of the number of option shares that have a total value equal to 25 percent of intended total long-term incentive compensation (net of regular restricted stock grants at target).

Compensation Summary
        A summary of fiscal 2007 compensation for named executive officers:

			Restricted	Performance	Stock Options
Executive Officers	FY2006 Salary(1)	Bonus(2)	Stock(3)	Stock(4)	(5)
Thomas D. Karol	$627,000	$438,900	$263,340	50,960	38,097
Richard A. Nowak	464,000	278,400	139,200	29,160	21,447
Gregory J. Fisher	264,923	105,969	42,388	6,870	5,106
Matti Kiik	233,398	93,359	37,344	5,450	4,050
David G. Sisler	261,389	104,556	41,822	6,540	4,860

(1)	Adjustment to salaries will not be made for fiscal 2007 until after the completion of fiscal 2006 performance evaluations.

(2)	Cash profit-sharing payments in these amounts would be paid, based on the operation of the profit-sharing formula on fiscal 2006 salaries, if the Company achieves ROE performance in fiscal 2007 equal to the 62nd percentile of NYSE companies over the previous three years. The amount set forth in the table, by operation of the formula, would change with salary changes.

(3)	Restricted stock with a valuation (with no discount for restrictions) equal to this amount on date of grant, based on the operation of the profit-sharing formula on fiscal 2006 salaries, would be issued if the Company achieves ROE performance in fiscal 2007 equal to the 62nd percentile of NYSE companies over the previous three years. The restricted stock would “vest” (restrictions would lapse) ratably over five years of continued service to the Company or its subsidiaries. The amount set forth in the table, by operation of the formula, would change with salary changes.

(4)	Expressed in number of shares of Common Stock. The specified number of shares would be issued in August 2009 if the Company achieves ROE performance and TSR performance equal to the 62nd percentile of NYSE companies for the three-year performance cycle from July 1, 2006 through June 30, 2009, as described above, and the other conditions to payment in the award agreements are met, including continued service to the Company or its subsidiaries over the performance cycle.

5)	Expressed in number of shares of Common Stock. Options have a ten-year term and become exercisable ratably over three years of continued service to the Company or its subsidiaries, with an exercise price of $27.80, the market value of the Common Stock on July 3, 2006, the first trading day following the date of award.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ElkCorp
DATE: July 7, 2006	/s/ Gregory J. Fisher
Gregory J. Fisher
Senior Vice President, Chief Financial Officer and Controller

/s/ Leonard R. Harral
Leonard R. Harral Vice President, Chief Accounting Officer and Treasurer

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